 _                                 _             FULTON BANCORP, INC.
|                                   |    ---------------------------------------
                                           PROPOSED HOLDING COMPANY FOR FULTON
                                                  SAVINGS BANK, FSB

                                                   STOCK ORDER FORM

|                                   |    NOTE: Please read the Stock Order Form
 _                                 _      Instructions and Guide on the back as
                                               you complete this form.

DEADLINE: The Subscription Offering will terminate at 4:30 p.m., Central Time,
          on      , 1996, unless extended, but not later than     , 1996.

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 (1)  Number of Shares        Subscription Price         (2)  Total Payment Due
 ----------------------           X$10.00=                ---------------------

 ----------------------                                   ---------------------

 The minimum number of shares that may be subscribed for by any person (or persons through a single account) is 25 shares and the maximum is 15,000, except for purchases by the Employee Stock Ownership Plan of Fulton Savings Bank, FSB ("Fulton Savings"). No person or entity together with their associates or persons acting in concert may purchase more than 20,000 shares. Management has the discretion to increase or decrease the purchase limit within regulations. See the Stock Order Form Instructions and Guide on the back of this form and the Prospectus.
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METHOD OF PAYMENT                        IMPORTANT PURCHASER INFORMATION

(3)[ ]Enclosed is a check,       (5)a [ ]Check here if you were a depositor
      bank draft or money                of Fulton Savings on December 31,
      order made payable to              1994 (the Eligibility Record Date)
      Fulton Bancorp, Inc.               Enter information below for all
      in the amount of:                  deposit accounts that you had at
- ---------------   Cash can be            Fulton Savings on December 31,
$                 used only              1994.
- ---------------   if presented   (5)b [ ]Check here if you were a depositor
                  in person              of Fulton Savings on June 30, 1996
                  at any                 (the Supplemental Eligibility
                  Fulton                 Record Date), but not on the
                  Savings                Eligibility Record Date. Enter
                  office.                information below for all deposit
                                         accounts that you had at Fulton
                                         Savings on June 30, 1996.
                                 (5)c [ ]Check here if you had a loan from
(4)[ ]The]undersigned                    Fulton Savings on April 15, 1995 that
      authorizes withdrawal              was still outstanding on September 3
      from this (these)                  1996 or if you were a depositor at
      account(s) at Fulton               Fulton Savings on September 3, 1996
      Savings. Please                    but not at the Eligibility Record
      contact the Stock                  Date or the Supplemental Eligibility
      Information Center                 Record Date. Enter information below
      prior to      , 1996               for all loan and deposit accounts
      if you wish to use                 that you had at Fulton Savings on
      your Fulton Savings                      , 1996 (the Voting Record Date
      IRA for stock              (5)d [ ]State and county in which you reside:
      purchase.

Account Number       Amount      Account Title      Deposit    Loan     Account
- ----------------------------  (Names on Accounts)   Account   Account    Number
                 $
- ----------------------------  -------------------------------------------------
                 $
- ----------------------------  -------------------------------------------------
                 $
- ----------------------------  -------------------------------------------------
Total Withdrawal $
Amout           ------------  -------------------------------------------------
There is no penalty for early withdrawals used for stock payment.

           STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)

(6) Form of Stock Ownership:
 [_]Individual          [_]Joint tenants with right of survivorship
 [_]Tenants in common   [_]Uniform Transfer to Minors
 [_]Fiduciary (i.e., trust, estate, etc.)
 [_]Corporation or Partnership  [_]Other ___________________

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(7)Name(s) in which your stock is to             Social Security No. or
   be registered (Please Print Clearly)          Tax ID No.

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Name(s) continued

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Street Address      City           County         State       Zip Code

- -------------------------------------------------------------------------------

(8)Telephone Information ------------------------------------------------------
                         Daytime Phone               Evening Phone
                         (   )                       (   )
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NASD AFFILIATION
(9)[_]Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with a NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box: (i) that you are an eligible purchaser in Fulton Saving's mutual to stock conversion, (ii) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (iii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ACKNOWLEDGMENT
(10)To be effective in the Subscription Offering, this fully completed Stock Order Form together with payment must be actually received by Fulton Savings
no later than 4:30 p.m., Central time on      , 1996, unless extended;
otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Fulton Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. ALL RIGHTS EXERCISABLE HEREUNDER ARE NOT TRANSFERABLE AND SHARES PURCHASED UPON EXERCISE OF SUCH RIGHTS MUST BE PURCHASED FOR THE ACCOUNT OF THE PERSON EXERCISING SUCH

RIGHTS.
It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion ("Plan of Conversion") of Fulton Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of
Fulton Savings at a Special Meeting to be held on      , 1996, or any
adjournment thereof, if all required regulatory approvals are not received, or if the minimum number of shares is not sold in the Offerings all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Fulton Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the Conversion is not completed within 45 days of the completion of the Subscription Offering) without Fulton Savings' consent and if authorization to withdraw from deposit accounts at Fulton Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
APPLICABLE FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. FULTON SAVINGS AND FULTON BANCORP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF CONVERSION SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY IT TO INVOLVE SUCH TRANSFER.
I ACKNOWLEDGE THAT THE COMMON STOCK OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENT AGENCY.
I ALSO ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED      , 1996.

  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ACCOMPANIED BY
                     PAYMENT OR WITHDRAWAL AUTHORIZATION.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding and that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares and that I have received a copy of the Prospectus and am aware of the risks associated with an investment in Fulton Bancorp, Inc.

SIGNATURE(S)
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  (11)Signature             Date       Signature                 Date

- -------------------------------------------------------------------------------
          FOR OFFICE USE ONLY
                                              STOCK INFORMATION CENTER
                                              FULTON SAVINGS BANK, FSB
 Date              Category # ______              410 MARKET STREET
 Received _ /_ /_  Deposit _________            FULTON, MISSOURI 65251
 Batch # _________ Date Input  /_ /                 (573)    -
 Order # _________

                             FULTON BANCORP, INC.
- -------------------------------------------------------------------------------
                             SUBSCRIPTION OFFERING
                               STOCK ORDER FORM
                            INSTRUCTIONS AND GUIDE
- -------------------------------------------------------------------------------

- ---------------------
STOCK OWNERSHIP GUIDE
- ---------------------

INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Gifts or Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Missouri Transfers to Minors Law will be abbreviated John Doe, CUST Susan Doe MO Tran Min Law (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.
 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 * A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
 * The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to either banking office of Fulton Savings. In order to purchase stock in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) at the Subscription Price of $10.00 per share must be received
by Fulton Savings no later than 4:30 p.m., Central Time, on     , 1996, unless
such date is extended, or your Stock Order Form will become void. However, the
Direct Community Offering, if one is held, may terminate as late as      ,
1996, unless extended with regulatory approval. Stock Order Forms shall be deemed received only upon actual receipt at either banking office of Fulton Savings.

If you need further assistance, please call the Stock Information Center at
(573) . We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Subscription Price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase by any person (or persons exercising Subscription Rights through a single account) or entity (other than Fulton Savings Employee Stock Ownership Plan) is 15,000 shares. In addition, no person, together with associates or group of persons acting in concert, may purchase more than 20,000 shares. Fulton Bancorp and Fulton Savings reserve the right to reject any order received in the Direct Community Offering, in whole or in part.

Fulton Bancorp and Fulton Savings also have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Conversion or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

ITEM 3--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Fulton Bancorp, Inc. Your funds will earn interest at Fulton Savings' passbook rate until the Conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--
If you pay for your stock by a withdrawal from a Fulton Savings deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. If you wish to use your IRA currently at Fulton Savings, you must call the
Stock Information Center prior to      , 1996 and complete all paperwork
required no later than      , 1996.

ITEM 5--
a. Please check this box if you were a depositer of Fulton Savings on December 31, 1994 (the Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

b. Please check this box if you were a depositor of Fulton Savings on June 30, 1996 (the Supplemental Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

c. Please check this box if you had a loan from Fulton Savings on April 15, 1995 that was still outstanding on September 3, 1996 or if you were a depositor on September 3, 1996 but not on the Eligibility Record Date or the Supplemental Eligibility Record Date. You must list the account numbers the name of all borrowers on your loan accounts and the full title and account numbers of all deposit accounts that you had at such date in order to ensure proper identification of your purchase rights and preferences.

d. You must list the state and county in which you reside.

ITEMS 6,7 AND 8--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9--
Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 10 AND 11--
Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is
(573)       .